UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 19, 2014

Mallinckrodt public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Damastown, Mulhuddart

Dublin 15, Ireland

(Address of principal executive offices)

+353 (1) 438-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 19, 2014, in connection with the Merger (as defined below), Mallinckrodt International Finance S.A. (“MIFSA”) and Mallinckrodt CB LLC (together with MIFSA, the “Borrowers”), each a wholly owned subsidiary of Mallinckrodt plc, an Irish public limited company (“Mallinckrodt” or the “Company”), entered into a $250 million revolving credit facility due 2019 (the “Revolving Credit Facility”) and a $1,300 million senior secured term loan credit facility due 2021 (the “Term Loan” and, together with the Revolving Credit Facility, the “Senior Credit Facilities”) pursuant to a credit agreement (the “Senior Credit Agreement”) among the Borrowers, the Company, the lenders named therein, and Deutsche Bank AG New York Branch, as administrative agent. Up to $150 million of the $250 million of commitments under the Revolving Credit Facility will be available for letters of credit. On March 19, 2014, the Borrowers borrowed the full amount of the Term Loan and there were no outstanding borrowings under the Revolving Credit Facility.

All obligations under the Senior Credit Facilities are unconditionally guaranteed by the Company, certain of its direct or indirect wholly owned U.S. subsidiaries and each of its direct or indirect wholly owned subsidiaries that owns directly or indirectly any such wholly owned U.S. subsidiary (collectively, the “Guarantors”) and are secured by a security interest in certain assets of the Borrowers and the Guarantors.

The Senior Credit Facilities bear interest at an interest rate based on the London Interbank Offered Rate (“LIBOR”) (subject, in the case of the Term Loan, to a minimum LIBOR level of 0.75%) plus a margin based on Mallinckrodt’s total net leverage ratio, which is the ratio of (i) Mallinckrodt’s consolidated debt (less any unrestricted cash and cash equivalents) to (ii) Mallinckrodt’s adjusted consolidated EBITDA (as defined in the Senior Credit Agreement). The Senior Credit Facilities initially bear interest at a rate per annum equal to 2.75% plus LIBOR (subject, in the case of the Term Loan, to a minimum LIBOR level of 0.75%). Interest on the Term Loan and Revolving Credit Facility is payable at the end of each LIBOR period, but in no event less frequently than quarterly. A commitment fee will be paid based on the amount of unused commitments under the Revolving Credit Facility.

The Senior Credit Agreement contains certain customary affirmative and negative covenants, representations and warranties and events of default (subject in certain cases to customary grace and cure periods). The occurrence of an event of default under the Senior Credit Agreement could result in the termination of the commitments under the Revolving Credit Facility and the acceleration of all outstanding borrowings under the Senior Credit Facilities and could cause a cross-default that could result in the acceleration of other indebtedness of the Company and its subsidiaries. The terms of the Revolving Credit Facility require Mallinckrodt to maintain a certain maximum consolidated total net leverage ratio as of the end of each fiscal quarter on which 25% or more of the Revolving Credit Facility is utilized through loans or letters of credit.

Amounts outstanding under the Senior Credit Facilities may be prepaid at any time, subject, in the case of the Term Loan under certain circumstances, to a 1.00% prepayment premium.

The foregoing summary is qualified in its entirety by reference to the complete terms and conditions of the Senior Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On March 19, 2014, in connection with the Merger, MIFSA terminated the Credit Agreement, dated as of March 25, 2013, among MIFSA, as borrower, the Company, as guarantor, the lenders from time to time party thereto and JPMorgan Chase Bank, National Association, as administrative agent (the “2013 Credit Agreement”). The Company previously filed the 2013 Credit Agreement as Exhibit 10.4 to its Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2013.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated February 10, 2014, with Madison Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company (“Merger Sub”), and Cadence Pharmaceuticals, Inc., a Delaware corporation (“Cadence”). In accordance with the terms of the Merger Agreement, Merger Sub commenced a tender offer to purchase all outstanding shares of Cadence’s common stock, par value $0.0001 per share (each, a “Share”), at a purchase price of $14.00 per Share, subject to any required withholding of taxes and without interest (the “Offer Price”), on the terms and subject to the conditions provided for in the Offer to Purchase, dated February 19, 2014 (as amended and supplemented, the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

Computershare Trust Company, N.A., the depositary for the Offer, has indicated that a total of 78,396,180 Shares were validly tendered and not validly withdrawn pursuant to the Offer (excluding Shares subject to guaranteed delivery procedures that were not validly tendered prior to the expiration of the Offer) as of the expiration of the Offer, representing approximately 87.9% of the Shares outstanding as of such time. All Shares that were validly tendered and not validly withdrawn pursuant to the Offer have been accepted for payment.

On March 19, 2014, the Company completed its acquisition of Cadence pursuant to the terms of the Merger Agreement. Merger Sub merged with and into Cadence in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, with Cadence continuing as the surviving corporation and as an indirect wholly owned subsidiary of the Company (the “Merger”). Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time was converted into the right to receive the Offer Price (which is the same amount per Share that will be paid in the Offer) other than Shares held (i) by Merger Sub, which Shares have been canceled and cease to exist, or (ii) by stockholders who validly exercise appraisal rights under Delaware law with respect to such Shares.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 11, 2014, and is incorporated herein by reference as Exhibit 2.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release issued by Mallinckrodt on March 19, 2014 regarding the expiration and results of the Offer and the completion of its acquisition of Cadence is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. Financial statements of the business acquired will be filed by amendment to this Current Report no later than 71 calendar days after the date that this Report is required to be filed.

(b)	Pro Forma Financial Information. Pro forma financial information will be filed by amendment to this Current Report no later than 71 calendar days following the date that this Report is required to be filed.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 10, 2014, by and among Mallinckrodt plc, Madison Merger Sub, Inc. and Cadence Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Mallinckrodt plc on February 11, 2014).

10.1	Credit Agreement, dated as of March 19, 2014, among Mallinckrodt plc, Mallinckrodt International Finance S.A., Mallinckrodt CB LLC, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as Administrative Agent (incorporated herein by reference to Exhibit (b)(3) of the Schedule TO/A filed by Mallinckrodt plc and Madison Merger Sub, Inc. on March 19, 2014).

99.1	Press release, dated March 19, 2014 (incorporated herein by reference to Exhibit (a)(1)(K) of the Schedule TO/A filed by Mallinckrodt plc and Madison Merger Sub, Inc. on March 19, 2014).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2014

MALLINCKRODT PUBLIC LIMITED COMPANY

	By:	/s/ Peter G. Edwards
		Name:	Peter G. Edwards
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 10, 2014, by and among Mallinckrodt plc, Madison Merger Sub, Inc. and Cadence Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Mallinckrodt plc on February 11, 2014).

10.1	Credit Agreement, dated as of March 19, 2014, among Mallinckrodt plc, Mallinckrodt International Finance S.A., Mallinckrodt CB LLC, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as Administrative Agent (incorporated herein by reference to Exhibit (b)(3) of the Schedule TO/A filed by Mallinckrodt plc and Madison Merger Sub, Inc. on March 19, 2014).

99.1	Press release, dated March 19, 2014 (incorporated herein by reference to Exhibit (a)(1)(K) of the Schedule TO/A filed by Mallinckrodt plc and Madison Merger Sub, Inc. on March 19, 2014).